WASHINGTON BANKING COMPANY
450 Bayshore Drive
Oak Harbor, WA 98277

Michal D. Cann
Washington Banking Company
President and CEO
360-240-5151

FRONTIER FINANCIAL CORPORATION
332 SW Everett Mall Way
Everett, Washington 98204

John Dickson
Frontier Financial Corporation
President and CEO
425-514-0700

Lyle E. Ryan
Frontier Bank
President and COO
425-514-0700

NEWS RELEASE

For release March 27, 2008

WASHINGTON BANKING COMPANY SHAREHOLDERS
APPROVE MERGER
WITH FRONTIER FINANCIAL CORPORATION

OAK HARBOR, WASHINGTON and EVERETT, WA – March 27, 2008 – Washington Banking Company (Nasdaq: WBCO) (“WBCO”) and Frontier Financial Corporation (Nasdaq: FTBK) (“Frontier”) announced that WBCO shareholders, at a special meeting held earlier today, approved the principal terms of an Agreement and Plan of Merger, dated September 26, 2007, by and among Frontier and WBCO, Frontier Bank and Whidbey Island Bank.  Shareholders owning 73.27% of the total outstanding shares voted in favor of the merger, representing 95.56% of the shares voted. 3.34% of outstanding shares were voted in opposition.

The closing of the merger is subject to the approval of the Federal Deposit Insurance Corporation (“FDIC”). Frontier has not received FDIC approval and no assurances can be given as to when or whether the FDIC will approve the application.  Therefore, the closing date of the transaction cannot be determined.  The WBCO Board retains the right to terminate the transaction, under the walk-away provision in the definitive agreement, up until the closing date assuming the value of the consideration as of the effective time of closing is less than $19.41.

In addition, Frontier and WBCO announced that the deadline for WBCO shareholders to make an election to receive cash or shares of Frontier (or a combination of cash and shares of Frontier stock), subject to proration, in connection with the pending merger between Frontier and WBCO will be six days prior to the closing date of the merger.  An announcement will be made prior to the election deadline.

Election forms are available at:
www.sec.gov/Archives/edgar/data/716457/000071645708000026/form_424b3.htm

Election forms can be sent as follows:

By Mail:	By Overnight Courier:	By Hand:
Frontier Financial Corporation ATTN: Carol Fox PO Box 2215 Everett, WA 98213	Frontier Financial Corporation ATTN: Carol Fox 332 SW Everett Mall Way Everett, WA 98204	Frontier Financial Corporation ATTN: Carol Fox 332 SW Everett Mall Way Everett, WA 98204

ABOUT FRONTIER FINANCIAL CORPORATION

Frontier is a Washington-based financial holding company providing financial services through its commercial bank subsidiary, Frontier Bank.  Frontier offers a wide range of financial services to businesses and individuals in its market area, including investment and insurance products.

ABOUT WASHINGTON BANKING COMPANY

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs.

This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in Frontier Financial Corporation and Washington Banking Company’s respective filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure; and (6) successful completion of the merger, the closing of which remains subject to customary closing conditions. Neither Frontier Financial Corporation or Washington Banking Company undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.